Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2022 RESULTS

AND PROVIDES 2022 GUIDANCE

- Net Income of ($0.07) Per Fully Diluted Share -

- First Quarter Core FFO of $0.18 Per Fully Diluted Share -

- Provides 2022 Core FFO Guidance of $0.73 to $0.78 Per Fully Diluted Share -

- $1.3 Billion of Liquidity, No Outstanding Debt Maturity Until November 2024 -

New York, New York, April 27, 2022 – Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a NYC-focused REIT with office, retail and multifamily properties and the Empire State Building Observatory, today reported its operational and financial results for the first quarter of 2022.

First Quarter 2022 and Recent Highlights

•	Net Income of ($0.07) per fully diluted share.

•	Core Funds From Operations (“Core FFO”) of $0.18 per fully diluted share in first quarter 2022, compared to $0.15 per fully diluted share in first quarter 2021.

•	Same-Store[1] Property Cash Net Operating Income (“NOI”) excluding lease termination fees increased 0.9% over the first quarter of 2021.

•	Total portfolio is 87.0% leased, Manhattan office portfolio is 88.6% leased.

•

Signed a total of 318,646 rentable square feet of new, renewal, and expansion leases, including long term new office leases with Progyny, Inc. for 70,600 square feet, Signature Bank Inc. that now has a total of 313,100 square feet, and 18 prebuilt leases in the Manhattan office portfolio.

•

Empire State Building Observatory revenue was $13.2 million and NOI was $7.0 million for the first quarter 2022. First quarter visitation at 45% of 2019 levels exceeded the Company’s hypothetical forecast of 40%, and this recapture rate increased to over 50% in March and into the 60% range during April.

•

Repurchased $23.3 million of common stock at a weighted average price of $9.34 per share in the first quarter and through April 21, 2022. Since the stock repurchase program began in March 2020 through April 21, 2022, approximately $215 million at a weighted average price of $8.67 per share has been repurchased.

•	Published second annual Sustainability Report on April 22nd, 2022.

•	Among the first to achieve recertification of WELL Health-Safety Rating for the entire commercial portfolio.

•

Hosted Former President Bill Clinton, Governor Kathy Hochul, and Mayor Eric Adams at the Empire State Building to reveal the “Empire Building Playbook: A Guide to Low Carbon Retrofits.” Co-developed by Empire State Realty Trust and NYSERDA and supported by other NYC-based landlords and the Clinton Global Initiative, a manual of specific, tested steps to reduce energy consumption and carbon emissions at existing buildings through investment with assured economic returns.

[1]	Same-Store as described in First Quarter 2022 Supplemental

Property Operations

As of March 31, 2022, the Company’s property portfolio contained 9.4 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 625 units across two multifamily properties, which were occupied and leased as shown below.

	March 31, 2022	December 31, 2021	March 31, 2021
Percent occupied:
Total commercial portfolio	83.0%	82.4%	85.0%
Total office	82.4%	82.5%	84.7%
Manhattan office	83.9%	83.9%	86.2%
GNYMA office	76.2%	76.6%	78.4%
Total retail[2]	91.1%	81.8%	88.6%
Total multifamily portfolio	97.6%	96.4%	N/A

Percent leased (includes signed leases not commenced):
Total commercial portfolio	87.0%	85.7%	88.7%
Total office	86.6%	85.3%	88.4%
Manhattan office	88.6%	87.0%	90.0%
GNYMA office	78.5%	78.1%	82.1%
Total retail	91.5%	91.2%	92.0%

[2]

“Total Retail” for the period ending March 31, 2022 includes the retail assets acquired as part of the multifamily acquisition completed in late-December 2021. If “Total Retail” for the period ending December 31, 2021 were to include the retail assets acquired as part of the multifamily acquisition, occupancy would be 82.4%.

Leasing

The tables below summarize leasing activity for the three months ended March 31, 2022:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
Office	42	317,633	$54.75	$53.35	2.6%
Retail	2	1,013	$120.81	$126.33	(4.4%)
Total Overall	44	318,646	$54.96	$53.59	2.6%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf -leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	21	215,560	$59.80	$57.79	3.5%
Renewal Office	8	40,616	$55.99	$54.00	3.7%
Total Office	29	256,176	$59.19	$57.19	3.5%

Observatory Results

The Observatory hosted approximately 269,000 visitors in the first quarter 2022, compared to 51,000 visitors in the first quarter 2021. For the first quarter of 2022, Observatory revenue was $13.2 million, expenses were $6.2 million, and NOI was $7.0 million. The Company’s hypothetical forecast for Observatory admissions (as % of 2019 visitation) for the rest of 2022 is provided in the investor presentation posted on its website, and the current forecast is unchanged from the update provided in February 2022.

Balance Sheet

The Company had $1.3 billion of total liquidity as of March 31, 2022, which is comprised of $430 million of cash, plus an additional $850 million available under its revolving credit facility. At March 31, 2022, the Company had total debt outstanding of approximately $2.3 billion with a weighted average interest rate of 3.9% per annum, and a weighted average term to maturity of 7.2 years. At March 31, 2022, the Company’s pro-rata net debt to total market capitalization was 39.8% and net debt / adjusted EBITDA was 6.3x, or 6.1x if adjusted for full year EBITDA contribution from the multifamily acquisition completed in late-December 2021. The Company has no outstanding debt maturity until November 2024.

Dividend

On March 31, 2022, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the first quarter 2022 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On March 31, 2022, the Company paid a quarterly preferred dividend of $0.15 per unit for the first quarter 2022 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the first quarter 2022 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2022 Earnings Outlook

Based on current economic conditions and the assumption that the New York City market continues to steadily recover, the Company currently expects 2022 Core FFO to range between $0.73 and $0.78 per fully diluted share. The Company’s current guidance does not include the impact of any potential future acquisitions, dispositions or other capital markets activities beyond April 21, 2022. Key assumptions are included in the table below.

Key Assumptions	2022 Guidance	2021 Actual*	Comments
Earnings

Core FFO Per Fully Diluted Share	$0.73 to $0.78	$0.70	• Includes $0.02 from the multifamily acquisition that closed in late-December 2021 • Includes ~273M fully diluted shares as of April 21, 2022
Same-Store (SS) Commercial Property Drivers
SS Occupancy at year-end	84% to 86%	82.4%
SS Cash NOI (excluding lease termination fees)	-10% to -12% from 2021	$290M	• Primarily driven by normalization of operating expenses as building utilization increases; ~10% y/y increase in SS operating expenses • Also impacted by late-2021 occupancy decline
Observatory Drivers
Observatory NOI	$74M to $77M	$18M

•   Base case reflects hypothetical Observatory admissions (as % of 2019 visitation) of 60% in 2Q22, 70% in 3Q22 and 80% in 4Q22

•   Reflects first quarter expenses of $6.2M and approximately $8M - $9M per quarter thereafter

*	2021 actual is based on First Quarter 2022 Supplemental

	Low	High	2021 Actual
Net Income (loss) Attributable to Common Stockholders and the Operating Partnership	$0.08	$0.13	-$	0.05
Add:
Impairment Charge	—	—		0.03
Real Estate Depreciation & Amortization	0.74	0.74		0.71
Less:
Private Perpetual Distributions	0.02	0.02		0.02
Gain on Disposal of Real Estate, net	0.10	0.10		—

FFO Attributable to Common Stockholders and the Operating Partnership	$0.70	$0.75		$0.67
Add:
Amortization of Below Market Ground Lease	0.03	0.03		0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.73	$0.78		$0.70

The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the ongoing COVID-19 global pandemic on our business and our market, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, April 28, 2022 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for seven days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until May 5, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13728485.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the

“Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. Owner of the Empire State Building, the World’s Most Famous Building, ESRT also owns and operates its iconic, newly reimagined Observatory Experience. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality, and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City. As of March 31, 2022, ESRT’s portfolio is comprised of approximately 9.4 million rentable square feet of office space, 700,000 rentable square feet of retail space and 625 units across two multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the phasing out of LIBOR after 2021; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to our development projects (including our Metro Tower development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; and (xx) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental revenue	$147,514	$140,231
Observatory revenue	13,241	2,603
Lease termination fees	1,173	1,289
Third-party management and other fees	310	276
Other revenue and fees	1,796	905

Total revenues	164,034	145,304
Operating expenses
Property operating expenses	38,644	30,279
Ground rent expenses	2,331	2,331
General and administrative expenses	13,686	13,853
Observatory expenses	6,215	4,588
Real estate taxes	30,004	31,447
Depreciation and amortization	67,106	44,457

Total operating expenses	157,986	126,955

Total operating income	6,048	18,349
Other income (expense):
Interest income	149	122
Interest expense	(25,014)	(23,554)
Loss on early extinguishment of debt	—	(214)

Loss before income taxes	(18,817)	(5,297)
Income tax benefit	1,596	2,106

Net loss	(17,221)	(3,191)
Net loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,919	1,620
Noncontrolling interests in other partnerships	63	—
Preferred unit distributions	(1,050)	(1,050)

Net loss attributable to common stockholders	$(11,289)	$(2,621)

Total weighted average shares
Basic	169,731	171,735

Diluted	273,759	277,881

Net income (loss) per share attributable to common stockholders
Basic	$(0.07)	$(0.02)

Diluted	$(0.07)	$(0.02)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$(17,221)	$(3,191)
Noncontrolling interests in other partnerships	63	—
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	65,414	43,104

FFO attributable to common stockholders and the Operating Partnership	47,206	38,863

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	49,164	40,821

Loss on early extinguishment of debt	—	214

Core FFO attributable to common stockholders and the Operating Partnership	$49,164	$41,035

Total weighted average shares
Basic	273,759	277,881

Diluted	273,759	277,881

FFO per share
Basic	$0.17	$0.14

Diluted	$0.17	$0.14

Modified FFO per share
Basic	$0.18	$0.15

Diluted	$0.18	$0.15

Core FFO per share
Basic	$0.18	$0.15

Diluted	$0.18	$0.15

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31, 2022	December 31, 2021
Assets
Commercial real estate properties, at cost	$3,535,367	$3,500,917
Less: accumulated depreciation	(1,124,090)	(1,072,938)

Commercial real estate properties, net	2,411,277	2,427,979
Cash and cash equivalents	429,716	423,695
Restricted cash	52,951	50,943
Tenant and other receivables	17,800	18,647
Deferred rent receivables	226,565	224,922
Prepaid expenses and other assets	52,152	76,549
Deferred costs, net	197,602	202,437
Acquired below market ground leases, net	334,946	336,904
Right of use assets	28,842	28,892
Goodwill	491,479	491,479

Total assets	$4,243,330	$4,282,447

Liabilities and equity
Mortgage notes payable, net	$947,479	$948,769
Senior unsecured notes, net	973,426	973,373
Unsecured term loan facility, net	388,365	388,223
Accounts payable and accrued expenses	108,077	120,810
Acquired below market leases, net	22,459	24,941
Ground lease liabilities	28,842	28,892
Deferred revenue and other liabilities	84,380	84,358
Tenants’ security deposits	28,270	28,749

Total liabilities	2,581,298	2,598,115
Total equity	1,662,032	1,684,332

Total liabilities and equity	$4,243,330	$4,282,447